Exhibit 99.1

News Release

For Immediate Release	CONTACT: Bill Newbould Endo Pharmaceuticals (610) 558-9800

ENDO PHARMACEUTICALS ANNOUNCES THE EXERCISABILITY
OF PRE-MERGER ENDO WARRANTS

CHADDS FORD, Pa., January 8, 2003— Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW) today announced that the outstanding warrants that were issued to Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest) and other pre-merger stockholders of Endo Pharmaceuticals Holdings Inc. in connection with the Company’s acquisition of Algos Pharmaceutical Corporation have become exercisable. Each of these outstanding 71,328,424 warrants is exercisable into 0.416667 shares of Common Stock of Endo Pharmaceuticals Holdings Inc. These warrants are exercisable at an exercise price of $0.01 per share into a maximum of 29,720,177 shares of Common Stock on account of MorphiDex® not having been approved by the FDA for any pain indication prior to December 31, 2002.

Assuming exercise of all of these outstanding pre-merger Endo warrants into the maximum number of shares of Common Stock available upon exercise, the Common Stock of Endo Pharmaceuticals Holdings Inc. is expected to increase to 131,784,627 shares from 102,064,450 shares. As a result of this exercise, Endo Pharma LLC’s ownership of the Company will increase to approximately 75.4% from approximately 68.4%.

As previously announced, the Company believes that the data that have been generated to date would suggest that it will not have enough evidence to support the filing of an amendment to the MorphiDex® New Drug Application. Accordingly, the Company does not believe that MorphiDex® will receive FDA approval prior to March 31, 2003, and as a result the publicly traded Class A Transferable Warrants and Class B Non-Transferable Warrants will expire and have no economic value.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company’s possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo’s Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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